                                                                    EXHIBIT 10.2

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement is entered into as of the 22nd day of October, 1999, between THE DIME SAVINGS BANK OF NEW YORK, FSB (the "Bank"), a federal stock savings bank having its principal executive offices at 589 Fifth Avenue, New York, New York 10017, and LAWRENCE J. TOAL (the "Officer").

     A. The parties hereto have previously entered into an Employment Agreement dated as of January 30, 1998 (the "Employment Agreement").

     B. Dime Bancorp, Inc. (the "Company") and Hudson United Bancorp ("Hudson") have entered into an Agreement and Plan of Merger dated as of September 15, 1999 (the "Merger Agreement"), which contemplates the merger or business combination of Hudson and the Company (the "Holding Company Combination") at the Effective Time (as defined in the Merger Agreement) as well as the merger or business combination of the Bank and Hudson United Bank (the "Bank Combination").

     C. The Bank is desirous, pursuant to the Merger Agreement, of providing for the continued employment of the Officer subsequent to the Effective Time by the Surviving Corporation (as defined in the Merger Agreement) and of the entity resulting from the Bank Combination (the "Surviving Bank") and upon the terms and conditions set forth in this Agreement.

     D. The Officer is desirous of continuing such employment upon the terms and conditions set forth in this Agreement.

     1. Section 2(a) of the Employment Agreement shall be amended to delete the existing text thereof in its entirety and insert in its place the following:

          "The term of the Officer's employment under this Agreement shall be deemed to have commenced on the date of this Agreement and shall continue until December 31, 2002 (the "Term").

     2. Section 3 of the Employment Agreement shall be amended as follows:

          (a) By inserting in the first sentence thereof, after the words "During the Term," and before the words "the Officer shall serve" the words "and until the Effective Time".

          (b) By adding after the first sentence thereof the following:

             "Beginning at the Effective Time and for the remainder of the Term, the Officer shall serve as Chairman of the Board and Chief Executive Officer of the Company, and as Chairman of the Board and Chief Executive Officer of the Bank, and as Chairman of the Executive Committee of the Board of Directors of each of the Company and the Bank; provided, that the Officer shall cease to hold such positions effective on December 31, 2002. In addition, beginning on the Effective Date and for the remainder of the Term, the Officer shall serve as a director of each of the Company and the Bank."

          (c) By adding as a new last sentence thereof the following:

             "Upon and following the respective effective times of the Holding Company Combination and the Bank Combination, all references in this Agreement to the "Company" and the "Bank" shall be deemed to refer to the Surviving Corporation and the Surviving Bank, respectively."

     3. Section 4 of the Employment Agreement shall be amended to delete the first sentence thereof and to insert in its place the following:

          "The Officer shall perform such duties as reasonably and customarily pertain to the offices set forth in Section 3 and such other duties as are set forth in the Bylaws of the Company and the Bank or as may be agreed to from time to time by the Officer."

     4. A new Section 5(f) shall be added to the Employment Agreement, as follows:

          "(f) Immediately following the Effective Time, subject to the discretion and approval of the Compensation Committee, the Board of Directors or other appropriate Committee of the Board of Directors, the Company shall grant to the Officer options to purchase 150,000 shares of the Company's common stock at the closing market price thereof; provided, that such options shall vest in accordance with the following schedule: (i) one-third on the first anniversary of the date of grant (provided the Officer continues to hold the offices of Chairman of the Board and Chief Executive Officer of the Company on such date); (ii) one-third on the second anniversary of the date of grant (provided the Officer continues to hold such offices on such date); and (iii) one-third on December 30, 2002 (provided the Officer continues to hold such offices on such date). Such options shall be granted subject to the terms and conditions (including accelerated vesting) of the Company's stock incentive plan under which they are issued, and such other terms as are set by the granting committee and, as appropriate, the Board of Directors, in accordance with such Plan."

     5. A new Section 5(g) shall be added to the Employment Agreement, as follows:

          "(g) (i) Each stock option hereafter granted for Company stock to the Officer (including, without limitation, the stock options provided for in Section 5(f) hereof) shall (to the extent permitted by the plan under which such stock option is granted), upon vesting, remain exercisable for the full term thereof, without reduction of such term on account of termination of employment (other than for cause), retirement, disability or death (or any other events, such as loss of office, that are directly related thereto) (each, a "Termination Event"), provided, that such options shall otherwise be subject to all of the other terms and conditions set forth in the applicable grant letter.

           (ii) At the Effective Time, each stock option for Company stock (including any tandem stock appreciation right) granted to the Officer prior to the Effective Time (other than stock options to which Section 5(g)(i) hereof apply) shall, upon vesting, to the extent permitted by the plan under which such stock option was granted but notwithstanding anything to the contrary in the grant letter related to such stock option, thereafter remain exercisable for the term specified in such grant letter without reduction of such term on account of any Termination Event, but otherwise subject to all of the other terms and conditions of such applicable grant letter."

     6. Section 7 of the Employment Agreement shall be amended as follows:

          (a) The existing provisions of Section 7 shall be retained and shall be designated paragraph (a) thereof;

          (b) By deleting the figure "50%" in the first sentence of such Section 7(a) and inserting in its place the figure "60%".

          (c) There shall be added thereto the following Section 7(b):

             "(b) Notwithstanding anything in paragraph (a) of this Section 7 to the contrary, the Company shall pay to the Officer, for each calendar year or portion thereof during the Officer's remaining life following the later of the date the Officer attains age 65, or the date his employment by the Company and the Bank terminates, an amount equal to the difference, if any, between (i) $1,235,000 (prorated for any applicable periods of less than one year) less (ii) the sum of (A) all benefits payable to the Officer under the SERP with respect to such year or period or otherwise pursuant to Section 7(a), presuming an effective election to commence SERP benefits (or other benefits pursuant to Section 7(a)) at the same time as benefits under this paragraph (b) had been made (whether or not such SERP (or other Section 7(a)) benefits are actually being paid on such date), plus (B) the amount of any benefits which the Officer is entitled to receive for such year or period under any defined benefit plan qualified under Section 401(a) of the Code sponsored by the Company, any Affiliate (as defined in Section 12(a)) or any predecessor or successor to any of them (the "Retirement Plans") plus (C) the amount of any benefits which the Officer is entitled to receive for such year or period under any defined benefit excess benefit or benefit restoration plan of the Company, any Affiliate or any predecessor or successor to any of them, plus (D) the amount of any benefits which the Officer is entitled to receive for such year or period under any other plan, agreement or arrangement maintained by the Company, any Affiliate or any predecessor or successor to any of them that determines benefit amounts with relation to one or more Retirement Plans, plus (E) the amount of any benefits which the Officer is then entitled to receive for such year (or, if the amount specified in clause
        (i) is to be prorated for a specified period, for the same period) under
        Section 6 of this Agreement. In determining the amount so payable, any benefits described in clause (ii) of the preceding sentence (other than subclause (E) thereof) that are not payable in the form of a single life annuity commencing at the same time as benefits hereunder shall, solely for purposes of the preceding sentence, be converted, on an actuarial equivalent basis, to a single life annuity form of payment commencing on the same date as the benefits pursuant to this paragraph (b) with actuarial equivalence to be determined based on the factors used to determine actuarial equivalence under the SERP. The amount so determined to be payable pursuant to this paragraph (b) shall be paid on the same basis as payments under the SERP (including actuarial reductions with respect to alternative forms of benefit thereunder, and the SERP's provisions regarding preretirement survivor benefits), and the Officer shall have the same election rights with respect thereto, regardless of whether or not any amounts are then being paid under the SERP."

     7. Section 9(e) shall be amended to delete the existing text thereof in its entirety and insert in its place the following:

          "Unless this Agreement shall have previously been terminated pursuant to the terms hereof, then upon the expiration of the Term on December 31, 2002, the employment of the Officer hereunder shall terminate and the Officer shall not be entitled to any additional compensation or benefits as a result of such expiration pursuant to this Section 9 or Section 12."

     8. Section 12(g)(i) shall be amended so that each reference therein to "SERP benefits" shall be changed to read "SERP and other related benefits."

     9. Section 16 shall be amended by adding the following at the end thereof:
"This Agreement shall be subject to, and the Officer shall be entitled to the benefits of, the applicable provisions of Sections 3.3 and 3.4 of the Merger Agreement."

     10. In consideration of the rights and benefits granted under this Amendment, the Officer hereby irrevocably waives any right he may otherwise to additional benefits based on a claim that the provisions of Section 2 of this Amendment or the effectuation thereof constitute or will constitute a "Material Change" as defined in and for purposes of the Employment Agreement.

     11. The Company hereby joins in this Amendment for purposes of confirming that the Agreement dated as of January 30, 1998 between the Company and the Officer shall, as modified hereby, remain in full force and effect and that each reference therein to the "Employment Agreement" shall be deemed to mean the Employment Agreement as modified and amended by this Amendment.

                                          THE DIME SAVINGS BANK
                                          OF NEW YORK, FSB

                                          By /s/ IRA T. WENDER
                                            ------------------------------------
                                          Name: Ira T. Wender
                                          Title:  Director and
                                                  Chairman -- Compensation
                                                  Committee

                                          /s/ LAWRENCE J. TOAL
                                          --------------------------------------
                                             LAWRENCE J. TOAL

                                          DIME BANCORP, INC.

                                          By /s/ IRA T. WENDER
                                            ------------------------------------
                                          Name: Ira T. Wender
                                          Title:  Director and
                                                  Chairman -- Compensation
                                                  Committee

Dated: December 21, 1999